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                           GREATER CHINA GROWTH PORTFOLIO

                       (formerly called China Growth Portfolio)

                          AMENDMENT TO DECLARATION OF TRUST

                                   October 6, 1992


              AMENDMENT, made October 6, 1992, to the Declaration of Trust made September 1, 1992 (hereinafter called the "Declaration") of Greater China Growth Portfolio, a New York trust (hereinafter called the "Trust") by the undersigned, being at least a majority of the Trustees of the Trust in office on October 6, 1992.


              WHEREAS, Section 10.4 of Article X of the Declaration empowers a majority of the Trustees of the Trust to amend the Declaration without the vote or consent of Holders to change the name of the Trust;


              NOW, THEREFORE, the undersigned Trustees do hereby amend the Declaration in the following manner:

                      1. The caption at the head of the Declaration is hereby amended to read as follow:

                           GREATER CHINA GROWTH PORTFOLIO

                      2. Section 1.1 of Article I of the Declaration is hereby amended to read as follows:

                                      ARTICLE I

                                         NAME

                      1.1 NAME. The name of the trust created hereby (the "Trust") shall be Greater China Growth Portfolio and so far as may be practicable the Trustees shall conduct the Trust's activities, execute all documents and sue or be sued under that name, which name (and the word "Trust" wherever hereinafter used) shall refer to the Trustees as Trustees, and not individually, and shall not refer to the officers, employees, agents or independent contractors of the Trust or holders of interests in the Trust.

              IN WITNESS WHEREOF, the undersigned Trustees have executed this instrument this 6th day of October, 1992.

     /s/Robert Lloyd George                     /s/Samuel L. Hayes, III
     ------------------------------             --------------------------
     Robert Lloyd George                        Samuel L. Hayes, III


     /s/James B. Hawkes
     ------------------------------
     James B. Hawkes
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